Exhibit 99.2

Theater Xtreme Entertainment Group, Inc. 250 Corporate Blvd, Suite E Newark, DE 19702 Phone: 302-455-1334 Fax: 302-455-1612

Mr. Robert Oberosler
Chairman of the Board
Theater Xtreme Entertainment Group, Inc.
250 Corporate Blvd
Newark, DE 19702

May 14, 2008

Dear Robert:

It has been my pleasure to serve on Theater Xtreme’s Board of Directors since 2005. I hereby submit my resignation from the Board of Directors effective immediately.

Sincerely,

/s/ Justin Schakelman

Justin Schakelman